As filed with the Securities and Exchange Commission on August 8, 2011
     Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ERESEARCHTECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3264604
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

1818 Market Street
Philadelphia, PA 19103	19103
(Address of Principal Executive Offices)	(Zip Code)
eResearchTechnology, Inc. Amended and Restated 2003 Equity Incentive Plan
(Full title of plan)

Keith D. Schneck
Executive Vice President and
Chief Financial Officer
eResearchTechnology, Inc.
1818 Market Street
Philadelphia, PA 19103

(Name and address of agent for service)
(215) 972-0420
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, an non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount
Title of Each Class of	Amount to be	Offering Price	Aggregate	of
Securities to be Registered	Registered(1)	Per Unit (2)	Offering Price(2)	Registration Fee(2)
Common stock, par value $0.01 per share	3,500,000 shares	$5.38	$18,830,000	$2,187.00

(1)	This registration statement registers an additional 3,500,000 shares to be offered and sold under the eResearchTechnology, Inc. Amended and Restated 2003 Equity Incentive Plan (the “Plan”). This registration statement also registers such additional shares as may be required to be issued under the Plan in the event of any future stock dividend, reverse stock split, split-up, reclassification and/or other similar event.

(2)	Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share; the proposed maximum aggregate offering price and the registration fee have been computed on the basis of $5.38 per share, the average of the high and low sales prices of the Common Stock of the Company on the Nasdaq National Market System on August 2, 2011, which is a day on which the Common Stock traded that is within five business days prior to the date of filing.

Introductory statement pursuant to general instruction E to form s-8
     The shares being registered hereunder constitute an additional 3,500,000 shares of Common Stock of eResearchTechnology, Inc. (the “Company”) for issuance under the Company’s Amended and Restated 2003 Equity Incentive Plan (the “Plan”). On July 23, 2003, the Company registered 1,700,000 shares of Common Stock for offer and sale under the Plan under the Securities Act of 1933 on Registration Statement No. 333-107272 on Form S-8, which registration statement also registered additional shares of Common Stock issuable under the Plan in the event of any future stock dividend, reverse stock split, split-up, declassification and/or other similar event, such that, as a result of stock dividends subsequently declared and paid by the Company, such registration statement registered a total of 3,818,625 shares as of the date hereof. On May 3, 2006, the Company registered 3,500,000 shares of Common Stock for offer and sale under the Plan under the Securities Act of 1933 on Registration Statement No. 333-133775 on Form S-8. Pursuant to General Instruction E to Form S-8, with respect to the registration of additional securities hereunder for issuance under the Plan, the contents of the Company’s Registration Statement Nos. 333-107272 and 333-133775 are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following material is incorporated herein by reference:
(a)	The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2011.

(b)	The Periodic Reports on Form 10-Q of the Company for the Fiscal Quarter Ended March 31, 2011 as filed with the Commission on May 6, 2011 and for the Fiscal Quarter Ended June 30, 2011 as filed with the Commission on August 5, 2011.

(c)	The Company’s Current Reports on Form 8-K as filed with the Commission on March 1, 2011, April 22, 2011, May 2, 2011 and August 1, 2011.

(d)	The description of the Company’s Common Stock set forth in the Company’s Registration Statement on Form S-1 filed with the Commission, File No. 333-17001, declared effective by the Commission on February 3, 1997.
     All reports or other documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement, in each case filed by the Company prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.

4	eResearchTechnology, Inc. Amended and Restated 2003 Equity Incentive Plan (incorporated by reference to Exhibit 10.31 to the Company’s Form 10-Q Report for the Fiscal Quarter Ended June 30, 2011, as filed on August 5, 2011).

5	Opinion of Duane Morris LLP.

23.1	Consent of Duane Morris LLP (included in its opinion filed as Exhibit 5).

23.2	Consent of KPMG LLP.

24	Power of Attorney (included on the signature pages hereto).
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on August 8, 2011.

eResearchTechnology, Inc.
By:	/s/ Jeffrey S. Litwin
Jeffrey S. Litwin
President and Chief Executive Officer

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Jeffrey S. Litwin and Keith D. Schneck, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person’s name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey S. Litwin Jeffrey S. Litwin, M.D.	President, Chief Executive Officer and Director (Principal executive officer)	August 8, 2011

/s/ Elam M. Hitchner Elam M. Hitchner	Chairman of the Board	August 8, 2011

/s/ Keith D. Schneck Keith D. Schneck	Executive Vice President, Chief Financial Officer and Secretary (Principal financial and accounting officer)	August 8, 2011

Klaus P. Besier	Director

/s/ Gerald A. Faich Gerald A. Faich, M.D., M.P.H.	Director	August 8, 2011

/s/ Joel Morganroth Joel Morganroth, M.D.	Director	August 8, 2011

/s/ Stephen S. Phillips Stephen S. Phillips	Director	August 8, 2011

/s/ Stephen M. Scheppmann Stephen M. Scheppmann	Director	August 8, 2011

EXHIBIT INDEX
(Pursuant to Item 601 of Regulation S-K)

Exhibit No.	Exhibit

5	Opinion of Duane Morris LLP

23.1	Consent of Duane Morris LLP (included in its opinion filed as Exhibit 5)

23.2	Consent of KPMG LLP

24	Power of Attorney (see page 4 of this Registration Statement)